Bridgewater Media Contact: Bridgewater Investor Contact:First Minnetonka City Bank Contact:
Jessica Stejskal | SVP MarketingJustin Horstman | VP Investor RelationsTom Rogers | Chairman
jessica.stejskal@bwbmn.com justin.horstman@bwbmn.comtrogers@fmcbank.com

952.893.6860952.542.5169952.935.8663

October 23, 2024

Bridgewater Bancshares, Inc. Receives Regulatory Approvals for

First Minnetonka City Bank Acquisition

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (“Bridgewater”), the parent company of Bridgewater Bank, and First Minnetonka City Bank announced today the receipt of all necessary regulatory approvals, including approval from the Federal Deposit Insurance Corporation and the Minnesota Department of Commerce, to complete Bridgewater Bank’s previously announced acquisition of First Minnetonka City Bank. The acquisition is expected to close in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions.

About Bridgewater
Bridgewater Bancshares, Inc. is a St. Louis Park, Minnesota-based financial holding company. Bridgewater’s banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and successful individuals. By pairing a range of deposit, lending and treasury management solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $4.7 billion and seven branches as of June 30, 2024, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services and esteemed corporate culture.

About First Minnetonka City Bank
First Minnetonka City Bank is a locally owned and operated financial institution headquartered in Minnetonka, Minnesota. Founded in 1964, the bank operates two full-service branches offering a wide variety of deposit, lending, investment advisory, and other financial products and services to customers in and around the Minnetonka community. First Minnetonka City Bank had $242 million in assets as of June 30, 2024.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Bridgewater. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the parties’ inability to meet expectations regarding the timing of the proposed merger; the challenges of integrating and retaining key employees; the risk that integration of First Minnetonka City Bank’s operations with those of Bridgewater Bank will be materially delayed or will be more costly or difficult than expected; changes to tax legislation and their potential effects on the accounting for the proposed merger; the failure of the proposed merger to close for any reason, including the failure to satisfy the closing conditions in the merger agreement prior to the completion of the proposed merger; diversion of management’s attention from ongoing business operations and opportunities due to the proposed merger; the effect of the proposed merger on Bridgewater Bank’s, First Minnetonka City Bank’s or the combined bank’s respective customer and employee relationships and operating results; the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the amount of First Minnetonka City Bank’s Tier 1 capital as of the closing date of the proposed merger and any potential adjustments to the merger consideration; changes in the global economy and financial market conditions and the business, results of operations and financial condition of Bridgewater Bank, First Minnetonka City Bank and the combined company; and any other risks described in the “Risk Factors” sections of reports filed by Bridgewater with the Securities and Exchange Commission.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Bridgewater undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although Bridgewater believes that such information is accurate and that the sources from which it has been obtained are reliable, Bridgewater cannot guarantee the accuracy of, and have not independently verified, such information.